SUB-ITEM 77Q3

AIM MODERATELY CONSERVATIVE ALLOCATION FUND


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.



FOR PERIOD ENDING: 12/31/2008
FILE NUMBER: 811-2699
SERIES NO.: 15

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                          $ 2,626
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                          $   325
        Class C                                          $   476
        Class R                                          $    64
        Class Y                                          $     1
        Institutional Class                              $     1


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                           0.3977
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                           0.3206
        Class C                                           0.3206
        Class R                                           0.3722
        Class Y                                           0.4047
        Institutional Class                               0.4273


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                            7,041
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                            1,070
        Class C                                            1,575
        Class R                                              186
        Class Y                                                4
        Institutional Class                                    3


74V.   1 Net asset value per share (to nearest cent)
         Class A                                            $8.35
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                                            $8.31
         Class C                                            $8.33
         Class R                                            $8.34
         Class Y                                            $8.35
         Institutional Class                                $8.38